Exhibit 10.2

Execution Copy

MASTER AMENDMENT NO. 3 TO THE EUROPEAN RECEIVABLES LOAN AGREEMENT

This Master Amendment No. 3 to the EUROPEAN RECEIVABLES LOAN AGREEMENT dated as of April 29, 2013 (this “Amendment”), is made among Huntsman Receivables Finance LLC (the “Company”), a Delaware limited liability company, Vantico Group S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 68-70, Boulevard de la Pétrusse, L-2320 Luxembourg, registered with the Luxembourg trade and companies’ register under number B72959 (the “Master Servicer”), Huntsman International LLC, a limited liability company established under the laws of Delaware (“Huntsman International” or the “Servicer Guarantor”), Barclays Bank plc in its capacities as Administrative Agent (the “Administrative Agent”), as Collateral Agent (the “Collateral Agent”), and a Funding Agent, Sheffield Receivables Corporation, (“Sheffield”), and Regency Assets Limited (“Regency”), each in its capacity as a Lenders (the “Lenders”), and HSBC Bank plc, as a Funding Agent.

WHEREAS, the Company, the Master Servicer, the Funding Agent, the Lender, the Administrative Agent and the Collateral Agent are parties to the European Receivables Loan Agreement dated as of October 16, 2009 as amended by (i) the Amendment to the Receivables Loan Agreement and European Servicing Agreement, dated as of November 17, 2009, (ii) Amendment No. 2 to the European Receivables Loan Agreement, dated as of October 8, 2010, (iii) the Master Amendment to the European Receivables Loan Agreement, European Servicing Agreement and Transaction Documents dated as of December 22, 2010 and (iv) the Master Amendment No. 2 to the European Receivables Loan Agreement, European Servicing Agreement and Transaction Documents dated as of April 15, 2011 (as so amended, the “Receivables Loan Agreement”);

WHEREAS, concurrently with this Amendment, Sheffield has assigned to Regency a portion of its Loans and Commitments.

WHEREAS, the Master Servicer, the Company and Huntsman International have requested certain amendments to the Receivables Loan Agreement and each of the parties hereto have agreed to such amendments, in each case on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Capitalized terms used but not defined herein shall have the meanings ascribed to them in Schedule 3 to the Receivables Loan Agreement (as amended by this Amendment).

2.                                      The parties to the Receivables Loan Agreement agree that, as of the Effective Date (defined below),

(a)         Section 3.3 of the Receivables Loan Agreement shall be and hereby is amended in its entirety to read as follows:

“3.3                         Disbursement of Funds

On each Borrowing Date, each Lender shall remit an amount equal to its Pro Rata Share of the Loans requested by the Company, as determined above, to such account(s) as may be specified by the Company in the relevant Borrowing Request (or as otherwise agreed) in immediately available funds.”

(b)         Section 7.1(b) of the Receivables Loan Agreement shall be and hereby is amended in its entirety to read as follows:

“(b)                           The amount of Interest payable by the Company to each Lender for each Payment Period in respect of each Loan shall be the aggregate of the amounts due to such Lender calculated as follows:

IR x PB x DCC

Where:

“IR” =                                                            the applicable Interest Rate for each day in the Payment Period;

“PB” =                                                         is the part of the Principal Balance advanced by that Lender in respect of the relevant Loan; and

“DCC” =                                               1 / either 365 (or 366, as applicable) (for Loans denominated in Sterling) or 360 (for Loans denominated in Euro and U.S. Dollars).”

(c)          Section 7.3(b) of the Receivables Loan Agreement shall be and hereby is amended in its entirety to read as follows:

“(b)                           Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Payment Period but will remain immediately due and payable.”

(d)         Section 9(c) of the Receivables Loan Agreement shall be and hereby is amended in its entirety to read as follows:

“(c)                            the Company shall repay that Lender’s Pro Rata Share of the Loans made to the Company on the last day of the Payment Period or, if applicable, Relevant Period occurring after the applicable Funding Agent has delivered the notice under clause (a) above.”

(e)          Section 17.1(b)(i)(A) of the Receivables Loan Agreement shall be and hereby is amended in its entirety to read as follows:

“(A)                         on the tenth (10th) Business Day of each Settlement Period (and each Business Day thereafter, if necessary, until the full amount of any positive Accrued Expense Adjustment is transferred),”

(f)           Section 21.1(r) of the Receivables Loan Agreement shall be and hereby is amended in its entirety to reads as follows:

“(r)                              except with respect to the U.S. Securitization Facility, the Servicer Guarantor or any of its Subsidiaries (other than Unrestricted Subsidiaries designated from time to time pursuant to (and as defined in) the Bank Credit Agreement as defined in the Intercreditor Agreement) shall default in the observance or performance of any agreement or condition relating to any of its outstanding Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity; provided, however, that no Termination Event shall be deemed to occur under this paragraph unless the aggregate amount of Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $50,000,000 or, with respect to the U.S. Securitization Facility, a Designated Amortization Period shall occur;”

(g)          Section 26.1(i)(v) of the Receivables Loan Agreement shall be and hereby is amended in its entirety to reads as follows:

“(v)  issue separate financial statements prepared not less frequently than required under Section 26.2(l) and prepared in accordance with GAAP;”

(h)         Section 26.2(g)(i) of the Receivables Loan Agreement shall be and hereby is amended in its entirety to reads as follows:

“(i)  within 90 days after the end of each fiscal year of Huntsman International, the balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Huntsman International as of the close of such fiscal year and the results of its operations during such year, all audited by Huntsman International’s Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of Huntsman International in accordance with GAAP consistently applied;”

(i)             Section 26 of the Receivables Loan Agreement shall be and hereby is amended to add a new Section 26.5 which reads as follows:

“26.5.               Risk Retention

Huntsman International shall (i) on an ongoing basis retain a net economic interest in the Pool Receivables in an amount at least equal to 5% of the aggregate Principal Amount of the Pool Receivables at such time in accordance with Paragraph 1 of Article 122a of the Capital Requirements Directive comprised of Directive 2006/48/EC of the European Parliament of June 14, 2006 and Directive 2006/49/EC of the European Parliament of June 14, 2006, as amended, restated or replaced from time to time, (ii) not change the manner in which it retains such net economic interest since the Closing Date, except to the extent permitted under such Paragraph 1 and (iii) not enter into any credit risk mitigation, short position or any other hedge with respect to such net economic interest, except to the extent permitted under such Paragraph 1.”

(j)            Section 35.3 of the Receivables Loan Agreement shall be and hereby is amended to amend in its entirety the first paragraph of such Section 35.3 to read as follows:

“Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Payment Period.”

(k)         Schedule 3 of the Receivables Loan Agreement shall be and hereby is amended by amending the definition of “Applicable Margin” in its entirety to read as follows:

““Applicable Margin” shall mean:

(i)                                     in the case of Sheffield and Regency, 1.35% per annum in respect of any portion of a Loan funded by the proceeds of the issue of Commercial Paper; and

(ii)                                  in the case of Sheffield and Regency, 2.35% per annum in respect of any portion of a Loan which has not been funded by the proceeds of the issue of Commercial Paper.”

(l)             Schedule 3 of the Receivables Loan Agreement shall be and hereby is amended by amending the definition of “CP Rate” in its entirety to read as follows:

““CP Rate” shall mean for any Payment Period with respect to the Loans, and for any Lender to which it applies, to the extent such Lender funds such Loan by issuing Commercial Paper, the per annum rate equivalent to the weighted average cost of issuing Commercial Paper in relation to the Transactions as determined by such Lender, and which shall include (without duplication):

(a)                                 the fees and commissions of placement agents and dealers;

(b)                                 incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Lender;

(c)                                  costs associated with funding and maintaining Currency Hedge Agreements and Loans denominated in a currency other than the currency of such Commercial Paper; and

(d)                                 any other costs associated with the issuance of Commercial Paper or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Lender to fund or maintain such Loan (and which may also be allocated in part to the funding of other assets of the Lender);

provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Loan for such Payment Period, the relevant Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.”

(m)     Schedule 3 of the Receivables Loan Agreement shall be and hereby is amended by adding the new definition of “Payment Period” to read as follows:

““Payment Period” shall mean the period commencing on each Settlement Date and ending on the next succeeding Settlement Date.”

(n)         Schedule 3 of the Receivables Loan Agreement shall be and hereby is amended by amending the definition of “Scheduled Commitment Termination Date” in its entirety to read as follows:

““Scheduled Commitment Termination Date” shall mean April 28, 2016 as may be extended from time to time in writing by the Company, the Lenders and the Funding Agents.”

(o)         Schedule 8 of the Receivables Loan Agreement shall be and hereby is amended by amending in its entirety the proviso under heading (D) “Approved Obligor Country Limit” to read as follows:

“provided that the Approved Obligor Limit shall be:

(i)                                     in the case of Italy: (1) so long as the country foreign currency, long-term debt rating is at least BBB- by S+P or Baa3 by Moody’s, 25.0%; and (2) if the country foreign currency, long-term debt rating is below BBB- by S&P and Baa3 by Moody’s, 16.0%; and

(ii)                                  in the case of Spain: (1) so long as the country foreign currency, long-term currency, long-term debt rating is at least BBB- by S&P or Baa3 by Moody’s, 13.0%; and (2) if the country foreign currency, long-term debt rating is below BBB- by S+P and Baa3 by Moody’s, 8.0%.”

3.                                      Each of the parties hereto acknowledges and agrees that with effect as of the Settlement Date occurring in May 2013, (i) pursuant to a Commitment Transfer Regency has acquired a portion of Sheffield’s Commitment as a Lender, and (ii) after giving effect to such Commitment Transfer, the respective Pro Rata Share of each Lender will be as follows:

Lender	Pro Rata Share
Sheffield	51.1111%
Regency	48.8889%

4.                                      Each of the parties hereto hereby consents, acknowledges and agrees to the amendments and modifications set forth in Sections 2 through 3 of this Amendment.

5.                                      The amendments and agreements under Sections 2 through 3 of this Amendment shall become effective on and as of April 29, 2013 subject to the Administrative Agent being in receipt of: (i) this Agreement duly executed by each of the parties hereto; (ii) confirmation that Fee Letters with each Lender Group duly executed by each of the parties thereto have been received by the respective Lender Groups; and (iii) legal opinions from New York counsel to Huntsman International, the Company and the Master Servicer with respect to this Amendment in each case in form and substance satisfactory to the Administrative Agent, each Funding Agent and the Collateral Agent (the “Effective Date”).  The Administrative Agent, on its behalf and on behalf of each Funding Agent and the Collateral Agent, will provide an e-mail notice to the parties to this Agreement when it has received the documents required to be delivered to it pursuant to this Section 13.

6.                                      Except as expressly amended by this Amendment, each of the Receivables Loan Agreement, the Servicing Agreement and each of the Receivables Purchase Agreements and the other Transaction Documents is ratified and confirmed in all respects and the terms, provisions and conditions thereof are and shall remain in full force and effect.  The parties hereto agree that this Amendment shall constitute a Transaction Document.

7.                                      THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.                                      This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.  Delivery (by fax or email) of a facsimile signature on the signature page of this Amendment shall be effective as delivery of an original signature thereof.

9.                                      The provisions of Sections 36.1, 36.2, 36.21, 36.22 and 36.26 of the Receivables Loan Agreement and Section 8.04 of the Servicing Agreement shall apply hereto, mutatis mutandis, as if set forth in full herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HUNTSMAN RECEIVABLES FINANCE LLC

By:	/s/ J. KIMO ESPLIN
	Name:	J. Kimo Esplin
	Title:	Executive Vice President and
Chief Financial Officer

VANTICO GROUP S.A R.L.

By:	/s/ J. KIMO ESPLIN
	Name:	J. Kimo Esplin
	Title:	Authorized Signatory

HUNTSMAN INTERNATIONAL LLC

By:	/s/ J. KIMO ESPLIN
	Name:	J. Kimo Esplin
	Title:	Executive Vice President and
Chief Financial Officer

BARCLAYS BANK PLC,
as Administrative Agent, Collateral Agent and a Funding Agent

By:	/s/ SEAN WHITE
	Name:	Sean White
	Title:	Director

SHEFFIELD RECEIVABLES CORPORATION,
as a Lender

By:	/s/ DAVID MIRA
	Name:	David Mira
	Title:	Director

HSBC BANK PLC,
as a Funding Agent

By:	/s/ VICTORIA LINDSELL
	Name:	Victoria Lindsell
	Title:	Managing Director

REGENCY ASSETS LIMITED,
as a Lender

By:	/s/ CONOR BLAKE
	Name:	Conor Blake
	Title:	Director